                                                                   EXHIBIT 10.25









                                    AGREEMENT

                        FOR SERVICES RELATING TO THE [*]

                                 EXPRESSING [*]

                                     BETWEEN

                               LONZA BIOLOGICS PLC

                                       AND

                              XCYTE THERAPIES, INC.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    AGREEMENT

                        For Services Relating to the [*]

                                 Expressing [*]

                                     between

                               LONZA BIOLOGICS PLC

                                       and

                              XCYTE THERAPIES, INC.





*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.






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THIS AGREEMENT is made the 6 day of June, 2000

BETWEEN

1. LONZA BIOLOGICS PLC, the registered office of which is at 228 Bath Road, Slough, Berkshire SL1 4DY, England ("LB"), and

2. XCYTE THERAPIES, INC., of 1124 Columbia Street, Suite 130, Seattle, Washington 98104, USA, ("Customer").

WHEREAS

A. Customer is the proprietor of, or licensed to use, the [*] (designated at LB as [*]) expressing [*], and

B. LB has the expertise in the development of process for and manufacture of similar products, and

C. Customer wishes to contract with LB for services to develop a Process for and manufacture Product, and

D. LB is prepared to perform such Services for Customer on the terms and conditions set out herein, and

E. LB will where scientifically possible perform such Services in parallel with Services to produce [*] for Customer.


NOW THEREFORE it is agreed as follows:

1. In this Agreement, its recitals and the schedules hereto, the words and phrases defined in Schedule 4 hereto and in the Standard Terms for Contract Services set out in Schedule 5 hereto shall have the meanings set out therein.

2. Subject to the Standard Terms for Contract Services set out in Schedule 5 and any Special Terms, LB agrees to perform the Services and the Customer agrees to pay the Price together with any additional costs and expenses that fall due hereunder.

3.      3.1     Any notice or other communication to be given under this
                Agreement shall be delivered personally or sent by facsimile transmission, or if facsimile transmission is not available, by first class pre-paid post addressed as follows:

                3.1.1   if to LB to:

                        Lonza Biologics plc
                        228 Bath Road



*Certain information on this page has been omitted and filed
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\

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

                        Slough
                        Berkshire SL1 4DY

                        Facsimile: 01753 777001
                        For the attention of the Head of Legal Services

                3.1.2   if to the Customer to:
                        Xcyte Therapies, Inc.
                        1124 Columbia Street
                        Suite 130
                        Seattle
                        Washington 98104

                        Facsimile: 206 262 0900
                        For the attention of Director, Business Development

                or to such other destination as either party hereto may hereafter notify to the other in accordance with the provisions of this clause.

        3.2 All such notices or other communications shall be deemed to have been served as follows:

                3.2.1   if delivered personally, at the time of such delivery;

                3.2.2 if sent by facsimile, upon receipt of the transmission confirmation slip showing completion of the transmission;

                3.2.3 if sent by first class pre-paid post, ten (10) business days (Saturdays, Sundays and Bank or other public holidays excluded) after being placed in the post.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.


Signed for and on behalf of                /s/ EDWIN DAVIES
                                           -------------------------------------
LONZA BIOLOGICS PLC
                                           President                       Title
                                           -------------------------------


Signed for and on behalf of                /s/ Ronald Jay Berenson
                                           -------------------------------------
XCYTE THERAPIES, INC.
                                           President & CEO                 Title
                                           -------------------------------

                                   SCHEDULE 1

[*]





*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




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                                   SCHEDULE 2

                                    SERVICES

                                    CONTENTS

[*]




*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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                                   SCHEDULE 3

                           PRICE AND TERMS OF PAYMENT

1.0 Price

        In consideration for LB carrying out the Services as detailed in
        Schedule 2 the Customer shall pay LB, as follows

STAGE                                        PRICE (UK (POUND) STERLING)
1                    [*]                     (pound) 105,000

2                    [*]                     (pound)  64,000(1)

3                    [*]                     (pound)  73,500

4                    [*]                     (pound)  26,250

5                    [*]                     (pound)  79,000

6                    [*]                     (pound) 295,000(2)

7                    [*]                     (pound)  17,000(3)

8                    [*]                     (pound)  40,000(4)

9                    [*]                     (pound)  30,000

10                   [*]                     (pound)  57,750

11                   [*]                     (pound)  12,500 per time point

12                   [*]                     (pound)  50,000

13                   [*]                     (pound)   7,000

[*]

2.0  Payment

        Payment by the Customer of the Price for each Stage shall be made against LB invoices on the following basis:

        [*]



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 been requested with respect to the omitted portions.




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                                   SCHEDULE 4

                                  SPECIAL TERMS

[*]





*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.





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                                   SCHEDULE 5

                       TERMS FOR CONTRACT SERVICES FOR [*]
                            FOR XCYTE THERAPIES, INC.


1.      Interpretation

        1.1     In these Standard Terms, unless the context requires otherwise:

                1.1.1 "Affiliate" means any Company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with the relevant party to this Agreement. "Control" means the ownership of more than fifty per cent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the party in question.

                1.1.2 "Agreement" means any contract between LB and a Customer incorporating these Standard Terms.

                1.1.3 "Cell Line" means the cell line, particulars of which are set out in Schedule 1.

                1.1.4 "cGMP" means Good Manufacturing Practices and General Biologics Products Standards as promulgated under the US Federal Food Drug and Cosmetic Act at 21CFR (Chapters 210, 211, 600 and 610) and the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC. LB's operational quality standards are defined in internal GMP policy documents. Additional product-specific development documentation and validation work may be required to support regulatory applications to conduct clinical trials or market a product.

                1.1.5 "Customer" includes any person to whom a Proposal is issued by LB.

                1.1.6 "Customer information" means all technical and other information not known to LB or in the public domain relating to the Cell Line, the Process and the Product, from time to time supplied by the Customer to LB.

                1.1.7 "Customer Materials" means the Materials supplied by Customer to LB (if any) and identified as such by
                        Schedule 1 hereto.

                1.1.8 "Customer Tests" means the tests to be carried out on the Product immediately following receipt of the Product by the Customer, particulars of which are set out in
                        Schedule 1.

                1.1.9 "ex works" means LB has fulfilled its obligation to deliver when it has made the object of delivery available at its premises to the Customer or the Customer's agent (or to LB's carrier if the provisions of Clause 5.1 of this Schedule 5 apply). For the avoidance of doubt, unless otherwise agreed in writing, LB is not responsible for loading the object of delivery on to the vehicle provided by the Customer or the Customers agent (or to LB's nominated carrier if Clause
                        5.1 of this Schedule 5 applies) or for delaying the object of delivery for export.




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                1.1.10  "LB Know-How" means all technical and other information relating to the Process known to LB from time to time other than confidential Customer Information and information in the public domain.

                1.1.11 "Patent Rights" means all patents and patent applications of any kind throughout the world relating to the Process which from time to time LB is the owner of or is entitled to use but not in any case any patent rights owned or controlled by Customer or its licensor/supplier.

                1.1.12 "Price" means the price specified in Schedule 3 for the Services.

                1.1.13 "Process" means the process for the production of the Product from the Cell Line, including any improvements thereto from time to time.

                1.1.14 "Product" means all or any part of the product (including any sample thereof), particulars of which are set out in Schedule 1.

                1.1.15  "Proposal" means any proposal or quotation issued by LB.

                1.1.16 "Services" means all or any part of the services the subject of the Agreement or Proposal (including, without limitation, cell culture evaluation, purification evaluation, master, working and extended cell bank creation, and sample and bulk production), particulars of which are set-out in Schedule 2.

                1.1.17 "Special Term" means any term additional or supplemental to these Standard Terms from time to time agreed in writing between LB and the Customer. Particulars of any Special Terms at the date of the Agreement are set out in Schedule 4.

                1.1.18 "Specification" means the specification for Product, particulars of which are set out In Schedule 1.

                1.1.19 "Terms of Payment" means the terms of payment specified in Schedule 3.

                1.1.20 "Testing Laboratories" means any third party instructed by LB to carry out tests on the Cell Line or the Product.

        1.2 Unless the context requires otherwise, words and phrases defined in any other part of the Agreement shall bear the same meanings in these Standard Terms, references to the singular number include the plural and vice versa, references to Schedules are references to schedules to the Agreement, and references to Clauses are references to clauses of these Standard Terms.

        1.3 In the event of a conflict between a Special Term and these Standard Terms, the Special Term shall prevail.

2.      Applicability of Standard Terms

        2.1 Unless agreed otherwise, these Standard Terms shall apply to every Proposal and Agreement, and to any services additional to the Services requested by a Customer. LB shall not be bound by any terms which may be inconsistent with these Standard Terms and the Special Terms. No variation of or addition to these Standard Terms and the Special Terms or any other term of an Agreement shall be effective unless in writing and signed for and on behalf of LB and Customer. For the avoidance of doubt, amendments to the draft Specification or Specification for Product shall be effective if reduced to writing and signed by the regulatory representative of both Parties, which regulatory representative shall be nominated from time to time by the parties.

        2.2 Unless previously withdrawn, a Proposal is open for acceptance within the period stated therein. Where no period is stated, the Proposal shall be open for acceptance within thirty (30) days from the date it is issued unless withdrawn in the meantime. Any acceptance by a Customer of a Proposal shall not create a binding contract.

        2.3 A binding contract shall only be created when LB has accepted in writing an offer placed by a Customer.

3.      Supply by Customer

        3.1 Prior to or immediately following the date of the Agreement the Customer shall supply to LB the Customer Information, together with full details of any hazards relating to the Cell Line and/or the Customer Materials, their storage and use. On review of this Customer Information, the Cell Line and/or the Customer Materials shall be provided to LB at LB's request. Property in the Cell Line and/or the Customer Materials supplied to LB shall remain vested in the Customer.

        3.2 The Customer hereby grants LB [*]. LB hereby undertakes not to use the Cell Line, the Customer Materials or the Customer Information (or any part thereof) for any other purpose.

        3.3     LB shall:

                3.3.1 at all times use all reasonable endeavours to keep the Cell Line and/or the Customer Materials secure and safe from loss and damage in such manner as LB stores its own material of similar nature;

                3.3.2 not part with possession of the Cell Line and/or the Customer Materials or the Product, save for the purpose of tests at the Testing Laboratories; and

                3.3.3 procure that all Testing Laboratories are subject to obligations of confidence and restrictions to use and transfer substantially in the form of those obligations of confidence imposed on LB under these Standard Terms.

        3.4     The Customer warrants to LB that:

                3.4.1 the Customer is and shall at all times throughout the duration of the Agreement remain entitled to supply the Cell Line, the Customer Materials and Customer Information to LB;

                3.4.2 to the best of the Customer's knowledge and belief the use by LB of the Cell Line, the Customer Materials or and the Customer Information for the Services will not infringe any rights (including, without limitation, any intellectual or industrial property rights) vested in any third party; and

                3.4.3 the Customer will notify LB, in writing, immediately it knows or ought to know that it is no longer entitled to supply the Cell Line, the Customer Materials and/or the Customer Information to LB or that the use by LB of the Cell Line, the Customer Materials or the Customer Information for the Services infringes or is alleged to infringe any rights (including, without limitation, any intellectual or industrial property rights) vested in any third party.




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        3.5     Provided that LB gives Customer prompt written notice and full particulars of any claim, tenders to Customer, full control of any defense or settlement and co-operates fully with Customer, the Customer undertakes to indemnify and to maintain LB promptly indemnified against any loss, damage, costs and expenses of any nature (including court costs and legal fees on a full indemnity basis), whether direct or consequential, and whether or not foreseeable or in the contemplation of LB or the Customer, that LB may suffer arising out of or incidental to any breach of the warranties given by the Customer under Clause 3.4 above or any claims alleging LB's use of the Cell Line, the Customer Materials or the Customer Information infringes any rights (including, without limitation, any intellectual or industrial property rights) vested in any third party (whether or not the Customer knows or ought to have known about the same), however it is agreed that LB will retain its own independent legal counsel with settlement of any claim requiring LB's prior written consent which shall not be unreasonably withheld.

        3.6 The obligations of LB and the Customer under this Clause 3 shall survive the termination for whatever reason of the Agreement.

4.      Provision of the Services

        4.1     LB shall diligently carry out the Services as provided in
                Schedule 2 and shall use all reasonable efforts to achieve the estimated timescales therefor.

        4.2 Due to the unpredictable nature of the biological processes involved in the Services, the timescales set down for the performance of the Services (including without limitation the dates for production and delivery of Product) and the quantities of Product for delivery set out in Schedule 2 are estimated only.

        4.3 Provided that LB has complied with Section 4.1 the Customer shall not be entitled to cancel any unfulfilled part of the Services or to refuse to accept the Services on grounds of late performance, late delivery or failure to produce the estimated quantities of Product for delivery. LB shall not be liable for any loss, damage, costs or expenses of any nature, whether direct or consequential, occasioned by:

                4.3.1   any delay in performance or delivery howsoever caused;
                        or

                4.3.2 any failure to produce the estimated quantities of Product for delivery.

        4.4 LB shall comply with the regulatory requirements from time to applicable to the Services as set out in Schedule 2 hereto, including without limitation all relevant requirements of current Good Manufacturing Practices under the policies and practices of the US FDA and European Regulatory Authorities and shall consider ICH and other relevant regulatory guidance documents whether or not set forth with precision in said
                Schedule 2. If the Customer requests LB to comply with any other regulatory or similar legislative requirements LB shall use all reasonable commercial endeavours to do so provided that:

                4.4.1 the Customer shall be responsible for informing LB in writing of the precise foreign requirements which the Customer is requesting LB to observe;

                4.4.2 such foreign requirements do not conflict with any mandatory requirements under the laws of England;



                                      -13-
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                4.4.3   LB shall be under no obligation to ensure that such
                        written information complies with the applicable requirements of any foreign jurisdiction; and

                4.4.4 all costs and expenses incurred by LB in complying with such foreign requirements shall be charged to the Customer in addition to the Price.

        4.5     Delivery of Product shall be ex-works LB's premises (Incoterms
                1990). Risk in and title to Product shall pass on delivery. Transportation of Product, whether or not under any arrangements made by LB on behalf of the Customer, shall be made at the sole risk and expense of the Customer.

        4.6 Unless otherwise agreed, LB shall package and label Product for delivery ex-works in accordance with its standard operating procedures. It shall be the responsibility of the Customer to inform LB in writing in advance of any special packaging and labelling requirements for Product. All additional costs and expenses of whatever nature incurred by LB in complying with such special requirements shall be charged to the Customer in addition to the Price.

5.      Transportation of Product and Customer Tests

        5.1 If requested by the Customer, LB will (acting as agent of the Customer for such purpose) arrange the transportation of Product from LB's premises to the destination indicated by the Customer together with insurance cover for Product in transit at its invoiced value. All additional costs and expenses of whatever nature incurred by LB in arranging such transportation and insurance shall be charged to the Customer in addition to the Price.

        5.2 Where LB has made arrangements for the transportation of Product, the Customer shall diligently examine the Product as soon as practicable after receipt. Notice of all claims (time being of the essence) arising out of:

                5.2.1 damage to or total or partial loss of Product in transit shall be given in writing to LB and the carrier within three (3) working days of delivery; or

                5.2.2   non-delivery shall be given in writing to LB within ten
                        (10) days after the date of LB's dispatch notice.

        5.3 The Customer shall make damaged Product available for inspection and shall comply with the requirements of any insurance policy covering the Product notified by LB to the Customer. LB shall offer the Customer all reasonable assistance (at the cost and expense of the Customer) in pursuing any claims arising out of the transportation of Product.

        5.4 Promptly following receipt of Product or any sample thereof, the Customer shall carry out the Customer Tests. PROVIDED ALWAYS the Specification for such Product is not stated to be in draft form, if the Customer Tests show that the Product fails to meet Specification, the Customer shall give LB written notice thereof within forty-five (45) days from the date of delivery of the Product ex-works and shall return such Product to LB's premises for further testing. In the absence of such written notice Product shall be deemed to have been accepted by the Customer as meeting Specification. If LB is satisfied that Product returned to LB fails to meet Specification and that such failure is not due (in whole or in part) to acts or omissions of the Customer or any third party after delivery of such Product ex-works, LB shall at Customer's discretion refund that part of the Price



                                      -14-
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                that relates to the production of such Product or replace such
                Product at its own cost and expense. In the event Customer requires LB to replace such Product, LB shall be entitled to have regard to its commercial commitments to third parties in the timing of such replacement and will consider Customer's requirements in as fair and equal manner as it considers other third party customer requirements, Customer acknowledges that there may, therefore, be a delay in the timing of the replacement of such Product.

                FOR THE AVOIDANCE OF DOUBT, WHERE THE SPECIFICATION IS STATED TO BE IN DRAFT FORM LB SHALL BE OBLIGED ONLY TO USE ITS REASONABLE ENDEAVOURS TO PRODUCE PRODUCT THAT MEETS SPECIFICATION.

        5.5 If there is any dispute concerning whether Product returned to LB, fails to meet Specification or whether such failure is due (in whole or in part) to acts or omissions of the Customer or any third party after delivery of such Product ex-works, such dispute shall be referred for decision to an independent expert (acting as an expert and not as an arbitrator) to be appointed by agreement between LB and the Customer or, in the absence of agreement by the President for the time being of the Association of the British Pharmaceutical Industry. The costs of such independent expert shall be borne equally between LB and the Customer. The decision of such independent expert shall be in writing and, save for manifest error on the face of the decision, shall be binding on both LB and the Customer.

        5.6 The provisions of Clauses 5.4 and 5.5 shall be the sole remedy available to the Customer in respect of Product that fails to meet Specification.

6.      Price and Terms of Payment

        6.1 The Customer shall pay the Price in accordance with the Terms of Payment.

        6.2 Unless otherwise indicated in writing by LB. all prices and charges are exclusive of Value Added Tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, which shall be paid by the Customer (other than taxes on LB's income). All Invoices are strictly net and payment must be made within thirty (30) days of date of invoice. Payment shall be made without deduction, deferment, set-off, lien or counterclaim of any nature.

        6.3     In default of payment on due date:

                6.3.1 interest shall accrue on any amount overdue at the rate of [*] above the base lending rate from time to time of HSBC Bank plc, interest to accrue on a day to day basis both before and after judgement; and

                6.3.2 LB shall, at its sole discretion, and without prejudice to any other of its accrued rights, be entitled to suspend the provision of the Services or to treat the Agreement as repudiated by notice in writing to the Customer exercised at any time thereafter.

7.      Warranty and Limitation of Liability

        7.1 LB warrants that:

                7.1.1 the Services shall be performed in accordance with Clause 4.1; and




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                7.1.2   the Product shall meet Specification on delivery, save
                        where the Specification is stated to be in draft form when LB shall be obliged only to use its reasonable endeavours to produce Product that meets Specification.

        7.2 Clause 7.1 is in lieu of all conditions, warranties and statements in respect of the Services and/or the Product whether expressed or implied by statute, custom of the trade or otherwise (including but without limitation any such condition, warranty or statement relating to the description or quality of the Product, its fitness for a particular purpose or use under any conditions whether or not known to LB) and any such condition, warranty or statement is hereby excluded.

        7.3 Without prejudice to the terms of Clauses 5.6, 7.1. 7.2, 7.4 and 7.6, the liability of LB for any loss or damage suffered by the Customer as a direct result of any breach of the Agreement or of any other liability of LB (including misrepresentation and negligence or third party claim brought against Customer relating solely to LB know-how) in respect of the Services (including without limitation the production and/or supply of the Product) shall be limited to the payment by LB of damages which shall not exceed [*].

        7.4 Subject to Clause 7.6, LB shall not be liable for the following loss or damage howsoever caused (even if foreseeable or in the contemplation of LB or the Customer):

                7.4.1 loss of profits, business or revenue whether suffered by the Customer or any other person; or

                7.4.2 special, indirect or consequential loss, whether suffered by the Customer or any other person; and

                7.4.3 any loss arising from any claim made against the Customer by any other person.

        7.5 Provided that LB gives Customer prompt written notice and full particulars of any claim, tenders to Customer, full control of any defense or settlement, and co-operate fully with Customer, the Customer shall indemnify and maintain LB promptly indemnified against all claims, actions, costs, expenses of any nature (including court costs and legal fees on a full indemnity basis) or other liabilities whatsoever in respect of the following, it been agreed, however that LB will retain its own independent legal counsel with settlement of any claim requiring LB's prior written consent which will not be unreasonably withheld:

                7.5.1 any liability under the Consumer Protection Act 1987, unless such liability is caused by the negligent act or omission of LB in the production and/or supply of the Product; and

                7.5.2 any product liability (other than that referred to in Clause 7.5.1) in respect of Product, unless such liability is caused by the negligent act or omission of LB in the production and/or supply of Product; and

                7.5.3 any negligent or willful act or omission of the Customer in relation to the use, processing, storage or sale of the Product.

        7.6 Nothing contained in these Standard Terms shall purport to exclude or restrict any liability for death or personal injury resulting directly from negligence by LB in




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                                      -16-
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                carrying out the Services or any liability for breach of the implied undertakings of LB as to title.

        7.7 The obligations of LB and the Customer under this Clause 7 shall survive the termination for whatever reason of the Agreement.

8.      Customer Information, LB Know-How and Patent Rights

        8.1 The Customer acknowledges that LB Know-How and LB acknowledges that Customer Information with which it is supplied by the other pursuant to the Agreement is supplied, subject to Clause 8.4, in circumstances imparting an obligation of confidence and each agrees to keep such LB Know-How or such Customer Information secret and confidential and to respect the other's proprietary rights therein and not at any time for any reason whatsoever to disclose or permit such LB Know-How or such Customer Information to be disclosed to any third party save as expressly provided herein.

        8.2 The Customer and LB shall each procure that all their respective employees, consultants and contractors having access to confidential LB Know-How or confidential Customer Information shall be subject to the same obligations of confidence as the principals pursuant to Clause 8.1 and shall enter into secrecy agreements in support of such obligations. Insofar as this is not reasonably practicable, the principals shall take all reasonable steps to ensure that any such employees, consultants and contractors are made aware of such obligations.

        8.3 LB and the Customer each undertake not to disclose or permit to be disclosed to any third party, or otherwise make use of or permit to be made use of, any trade secrets or confidential information relating to the technology, business affairs or finances of the other, any subsidiary, holding company or subsidiary or any such holding company of the other, or of any suppliers, agents, distributors, licensees or other customers of the other which comes into its possession under this Agreement.

        8.4 The obligations of confidence referred to in this Clause 8 shall not extend to any information which:

                8.4.1 is or becomes generally available to the public otherwise than by reason of a breach by the recipient party of the provisions of this Clause 8;

                8.4.2 is known to the recipient party and is at its free disposal prior to its receipt from the other;

                8.4.3 is subsequently disclosed to the recipient party without being made subject to an obligation of confidence by a third party;

                8.4.4 LB or the Customer may be required to disclose under any statutory, regulatory or similar legislative requirement, subject to the imposition of obligations of secrecy wherever possible in that relation; or

                8.4.5 is developed by any servant or agent of the recipient party without access to or use or knowledge of the information by the disclosing party.

        8.5     The Customer acknowledges that:

                8.5.1 LB Know-How and the Patent Rights are vested in LB or LB is otherwise entitled thereto; and



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

                8.5.2 the Customer shall not at any time have any right, title, licence or interest in or to LB Know-How, the Patent Rights or any other intellectual property rights relating to the Process which are vested in LB or to which LB is otherwise entitled.

        8.6     LB acknowledges that:

                8.6.1 Customer has undertaken that the Customer Information is vested in the Customer or the Customer is otherwise entitled thereto; and

                8.6.2 save as provided herein LB shall not at any time have any right, title, license or interest in or to the Customer information or any other Intellectual Property rights vested in Customer or to which the Customer is entitled.

        8.7 The obligations of LB and the Customer under this Clause 8 shall survive the termination for whatever reason of the Agreement.

9.      Termination

        9.1 If it becomes apparent to either LB or the Customer at any stage in the provision of the Services that it will not be possible to complete the Services for scientific or technical reasons, a sixty (60) day period shall be allowed for discussion to resolve such problems. If such problems are not resolved within such period, LB and the Customer shall each have the right to terminate the Agreement forthwith by notice in writing. In the event of such termination, the Customer shall pay to LB a termination sum calculated by reference to all the Services performed by LB prior to such termination (including a pro rata proportion of the Price for any stage of the Services which is in process at the date of termination) and all expenses reasonably incurred by LB in giving effect to such termination, including the costs of terminating any commitments entered into under the Agreement, such termination sum not to exceed the balance of the Price for the remaining services not yet commenced, LB will engage in good faith efforts to offer to other third party customers those development resources or manufacturing slots which become available due to termination by Customer of this Agreement, and Customer will not be required to pay for that portion of the Services and related expenses that LB is able to charge to such other customers.

        9.2 Customer shall be entitled to terminate this Agreement at any time for any reason by sixty (60) days' notice to LB in writing. In the event of Customer serving notice to terminate this Agreement which notice is expressed to be given pursuant to this Clause 9.2, Customer shall:

                9.2.1 pay LB a termination sum calculated in accordance with the principles of Clause 9.1 above, and

                9.2.2 In the event notice to terminate this Agreement pursuant to this Clause 9.2 is issued to LB within six (6) months of LB's then estimated start date for any stage of the Services which includes cGMP fermentation activities, Customer shall pay LB a sum (to the extent not already payable as noted above in accordance with the principles of Clause 9.1) equal to not less than ten percent (10%) nor more than eighty-five percent (85%) of the full Price of that stage, or those stages, in question, as provided in Clause 9.2.3



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

                        below. Such payment shall fall due to LB on or before the date of termination of the Services. For the avoidance of doubt activities relating to cGMP fermentation shall be deemed to commence with the date of removal of the vial of cells for the performance of the fermentation from frozen storage.

                9.2.3 In the event of Customer serving notice to terminate this Agreement in the circumstances described in Clause 9.2.2, LB shall use reasonable endeavours to substitute a requirement for the manufacturing slot which becomes available due to Customer of the Agreement. If LB finds such an alternative third party selling the manufacturing slot, which third party requirement is not for business (i.e. LB shall not be required to reschedule parties), the fee payable by Customer under Clause 10% of the price for the manufacturing slot originally amount, if any, by which the fees to be paid for such customer is less than 85% of the price under this originally reserved for Customer. If LB is substitute a third party requirement for the such manner, Customer shall be liable to of the price under this Agreement third party termination by and is successful in previously contracted existing commitments to third parties), the fee payable by Customer under Clause 9.2.2 shall equal the greater of (a) reserved for Customer and (b) the manufacturing slot by such other Agreement for the manufacturing slot unable, by using reasonable endeavours, to manufacturing slot reserved for Customer in pay LB under Clause 9.2.2 a sum equal to 85% for the manufacturing slot.

        9.3 LB and the Customer may each terminate the Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

                9.3.1 if the other commits a breach of the Agreement which (in the case of a breach capable of remedy) is not remedied within thirty (30) days of the receipt by the other of notice identifying the breach and requiring its remedy; or

                9.3.2 if the other ceases for any reason to carry on business or compounds with or convenes a meeting of its creditors or has a receiver or manager appointed in respect of all or any part of its assets or is the subject of an application for an administration order or of any proposal for a voluntary arrangement or enters into liquidation (whether compulsorily or voluntarily) or undergoes any analogous act or proceedings under foreign law.

        9.4     Upon the termination of the Agreement for whatever reason:

                9.4.1 LB shall promptly return all Customer Information to the Customer and shall dispose of or return to the Customer the Customer Materials (and where supplied by Customer the Cell Line) and any materials therefrom, as directed by the Customer;

                9.4.2 the Customer shall promptly return to LB all LB Know-How it has received from LB;



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

                9.4.3 the Customer shall not thereafter use or exploit the Patent Rights or the LB Know-How in any way whatsoever;

                9.4.4 LB may thereafter use or exploit the Patent Rights or the LB Know-How in any way whatsoever without restriction; and

                9.4.5 LB and the Customer shall do all such acts and things and shall sign and execute all such deeds and documents as the other may reasonably require to evidence compliance with this Clause 9.4.

        9.5 Termination of the Agreement for whatever reason shall not affect the accrued rights of either LB or the Customer arising under or out of this Agreement and all provisions which are expressed to survive the Agreement shall remain in full force and effect.

10.     Force Majeure

        10.1 If LB is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure and shall give written notice thereof to the Customer specifying the matters constituting Force Majeure together with such evidence as LB reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, LB shall be excused from the performance or the punctual performance of such obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue.

        10.2 The expression "Force Majeure" shall be deemed to include any cause affecting the performance by LB of the Agreement arising from or attributable to acts, events, acts of God, omissions or accidents beyond the reasonable control of LB.

11.     Governing Law, Jurisdiction and Enforceability

        11.1 The construction, validity and performance of the Agreement shall be governed by the laws of England, to the jurisdiction of whose courts LB and the Customer submit.

        11.2 No failure or delay on the part of either LB or the Customer to exercise or enforce any rights conferred on it by the Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege or further exercise thereof operate so as to bar the exercise or enforcement thereof at any time or times thereafter.

        11.3 The illegality or invalidity of any provision (or any part thereof) of the Agreement or these Standard Terms shall not affect the legality, validity or enforceability of the remainder of its provisions or the other parts of such provision as the case may be.

12.     Miscellaneous

        12.1 Neither party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld or delayed, save that either LB or the Customer shall respectively be entitled without the prior written consent of the other to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement to an Affiliate or to any 50/50 joint venture company of which either party is the beneficial owner or fifty per cent (50%) of the issued share capital thereof or to any company with which either party may merge or to any company to which that party may transfer its assets and undertakings.

        12.2 The text of any press release or other communication to be published by or in the media concerning the subject matter of the Agreement shall require the prior written approval of LB and the Customer.

        12.3 The Agreement embodies the entire understanding of LB and the Customer and there are no promises, terms, conditions or obligations, oral or written, expressed on implied, other than those contained in the Agreement. The terms of the Agreement shall supersede all previous agreements (if any) which may exist or have existed between LB and the Customer relating to the Services.



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